EXHIBIT 99.4

Grant Park Fund

Class A, B, Global 1 and Global 3 Units

Monthly Performance Report • January 2016



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson Blvd., Ste 600
Chicago, IL 60661

Market Commentary: January 2016

Currencies: Commodity currencies, including the Australian, New Zealand, and Canadian dollars, weakened as prices in the commodities sectors fell. The Canadian dollar also fell due to weakness in the energy markets. The British pound moved lower in anticipation the Bank of England will continue to delay raising interest rates. The Japanese yen declined after the Bank of Japan announced new stimulus initiatives.

Energy: Prices in the crude oil markets fell on speculation sanctions against Iran will be lifted, which would further expand global supplies. Oil markets also fell as downtrends in the Chinese equity markets weighed on forecasts for demand globally. Natural gas and heating oil prices declined due to forecasts for warmer weather.

Equities: Global equity markets finished a volatile month lower due to ongoing concerns surrounding the Chinese economy and due to the impact of steep price declines in the crude oil markets.

Fixed Income: U.S. Treasury markets moved sharply higher after the Bank of Japan announced further stimulus measures. Investors also drove debt prices higher on speculation the recent volatility in the global economy, coupled with aggressive stimulus efforts abroad, could cause the Federal Reserve to delay raising interest rates. Disappointing U.S. economic indicators also pushed debt prices higher. U.K fixed income markets rallied on increased demand for safe-haven assets amid downturns in the European equity markets.

Grains/Foods: Corn prices rose as production in India and South Africa fell and because of an improved outlook for economic growth and consumer demand. Sugar markets fell on weak global demand and on heavy selling by large commodity funds. Cocoa markets declined to multi-month lows due to improved forecasts for crop output form the Ivory Coast. Coffee markets fell due to increased production from Vietnam.

Metals: Gold and silver prices rose in anticipation the downturns in the U.S. economy and equity markets may cause the Federal Reserve to delay raising interest rates. Base metals markets fell because of continued elevated global supplies and reduced demand concerns fostered by equity market declines.

A Units (Closed)

2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010
11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%	9.1%	12.6%	19.9%	-9.2%	4.5%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%	3.0%	-1.8%	-1.6%	-4.5%	-0.6%	0.0%	**-13.0%**
2012	0.0%	0.8%	-2.2%	0.0%	6.2%	-4.9%	3.6%	-1.3%	-2.1%	-5.6%	-0.6%	0.5%	**-6.1%**
2013	1.5%	-2.9%	1.2%	1.0%	-2.8%	-3.1%	-0.2%	-2.2%	-0.9%	1.6%	2.2%	0.9%	**-3.8%**
2014	-4.8%	1.2%	-2.9%	0.1%	0.9%	0.6%	-0.9%	4.2%	2.2%	0.6%	4.9%	0.6%	**6.7%**
2015	2.8%	-0.3%	0.4%	-4.0%	-1.5%	-4.6%	2.3%	-6.2%	3.1%	-2.3%	3.4%	-5.7%	**-12.4%**
2016	4.3%												**4.3%**

B Units (Closed)

2003	2004	2005	2006	2007	2008	2009	2010
7.7%	-8.4%	-4.3%	8.3%	11.8%	18.9%	-9.9%	3.8%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%	3.0%	-1.9%	-1.7%	-4.6%	-0.6%	-0.1%	**-13.5%**
2012	-0.1%	0.7%	-2.3%	-0.1%	6.1%	-4.9%	3.5%	-1.4%	-2.2%	-5.7%	-0.7%	0.5%	**-6.7%**
2013	1.4%	-2.9%	1.2%	1.0%	-2.9%	-3.2%	-0.3%	-2.3%	-0.9%	1.6%	2.2%	0.8%	**-4.4%**
2014	-4.8%	1.1%	-2.9%	0.1%	0.9%	0.5%	-0.9%	4.2%	2.2%	0.5%	4.9%	0.6%	**6.1%**
2015	2.8%	-0.3%	0.3%	-4.1%	-1.5%	-4.7%	2.3%	-6.2%	3.0%	-2.3%	3.4%	-5.7%	**-13.0%**
2016	4.2%												**4.2%**

Global 1 Units

2009	2010
-4.3%	2.9%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.7%	2.0%	-1.9%	2.9%	-6.5%	-3.3%	3.1%	-1.3%	-1.3%	-4.0%	-0.4%	0.1%	**-11.2%**
2012	0.4%	1.0%	-2.0%	0.3%	6.3%	-4.6%	3.9%	-1.2%	-1.8%	-5.4%	-0.4%	0.8%	**-3.3%**
2013	1.7%	-2.6%	1.5%	1.2%	-2.6%	-2.8%	0.0%	-2.0%	-0.6%	1.8%	2.4%	1.2%	**-1.2%**
2014	-4.6%	1.4%	-2.6%	0.4%	1.1%	0.8%	-0.7%	4.3%	2.4%	0.8%	5.3%	0.8%	**9.3%**
2015	3.0%	0.0%	0.6%	-3.8%	-1.3%	-4.4%	2.5%	-6.0%	3.3%	-2.1%	3.5%	-5.5%	**-10.5%**
2016	4.3%												**4.3%**

Global 3 Units

2009	2010
-6.0%	0.7%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%	2.9%	-1.4%	-1.5%	-4.2%	-0.6%	-0.1%	**-13.0%**
2012	0.2%	0.8%	-2.1%	0.1%	6.2%	-4.7%	3.7%	-1.3%	-2.0%	-5.5%	-0.6%	0.6%	**-5.2%**
2013	1.5%	-2.8%	1.3%	1.1%	-2.8%	-3.0%	-0.2%	-2.2%	-0.8%	1.6%	2.3%	1.0%	**-3.1%**
2014	-4.8%	1.2%	-2.8%	0.2%	1.0%	0.6%	-0.8%	4.2%	2.2%	0.7%	5.2%	0.7%	**7.5%**
2015	2.8%	-0.1%	0.4%	-4.0%	-1.4%	-4.6%	2.3%	-6.2%	3.1%	-2.3%	3.4%	-5.7%	**-12.2%**
2016	4.2%												**4.2%**

A and B Units

Trading Performance by Sector


5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
January
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
27%	16%	14%	29%	7%	7%

Global Units

Trading Performance by Sector


5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
January
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
27%	16%	14%	29%	7%	7%

Sector Positions at Month-End


Commodities 30%
Financials 70%
Energy 16%
Grains 7%
Metals 7%
Currencies 27%
Equities 14%
Fixed Income 29%
Feb 15
Mar 15
Apr 15
May 15
Jun 15
Jul 15
Aug 15
Sep 15
Oct 15
Nov 15
Dec 15
Jan 16
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Global Units		A and B Units
Class	1	3	Closed to New Investment
Account Type	Fee-based	Commission-based	
Minimum Investment	$5,000	$5,000	
Retirement Account	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	3.92%	6.11%	
Redemptions	Monthly after 90 days	Monthly after 90 days	
Penalty	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	
Eligibility	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $300k net worth or $100k net worth and $85k income. IA and TN residents: Not less than $500k net worth or $100k net worth and $100k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - January 2016	
Total Fund Assets (A,B, Legacy, Global)	$219M
12-Month Return	-11.2%
Average 12-Month Return	14.5%
36-Month Cumulative Return	-7.7%
60-Month Cumulative Return	-23.1%
Compounded Annualized ROR	10.4%
3-Year Compounded Annualized ROR	-2.6%
5-Year Compounded Annualized ROR	-5.1%
10-Year Compounded Annualized ROR	0.3%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (12/08 - 12/15)	-30.4%
Average 1-month Gain	5.9%
Average 1-month Loss	-4.1%
# of Winning Months	169
# of Losing Months	156

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] January 2006 - December 2015		
↑↓	Moved in Opposite Directions	43%
↑↑	Positive Results for Both	35%
↓↓	Negative Results for Both	22%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.